Exhibit 99.2

               CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
             WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS
                                DENOTE OMISSIONS.

                        SETTLEMENT AND LICENSE AGREEMENT

                                     PARTIES

         This Agreement (the "AGREEMENT"), entered into as of this 23rd day of May, 2005 (the "Effective Date"), is between CYTOMEDIX, INC. ("Cytomedix" or "Licensor"), a Delaware corporation having a principal place of business at 416 Hungerford Drive, Suite 330, Rockville, Maryland 20850, and HARVEST TECHNOLOGIES CORPORATION ("Harvest"), a Massachusetts corporation having a principal place of business at 40 Grissom Road, Plymouth, Massachusetts 02360. Each of Cytomedix and Harvest are referred to in this Agreement as a "Party" and collectively as the "Parties."

                                    RECITALS


         WHEREAS, CYTOMEDIX and Harvest are engaged in litigation (hereinafter, the "Massachusetts Action"), Civil Action No. 02-12077 PBS, in the United States District Court for the District of Massachusetts, relating to a controversy between the parties arising in connection with Harvest's alleged manufacture, use, offer to sell, and/or sale of certain products (the "Massachusetts Action"); and

         WHEREAS, the parties hereto desire, on the terms and conditions contained herein, to settle the claims that have been filed or asserted or could have been asserted in their respective pleadings in the Massachusetts Action and to enter into a mutually agreeable licensing arrangement;

         NOW, THEREFORE, in consideration of the following terms, covenants and conditions, Cytomedix and Harvest hereby agree as follows:

                               TERMS OF AGREEMENT

1.    Definitions.

      1.1 "558 Patent" shall mean United States Patent No. 5,599,558 and any related patent application (including, without limitation, any continuation, continued prosecution, continuation-in-part, divisional, foreign counterpart or substitution thereof) and any patent (including, without limitation, any reissue or reexamination thereof), in any country granted from, or claiming priority to, or for the benefit of any of the aforementioned patent applications or patents, as well as rights in any third-party patent acquired as a result of an interference action involving any of the foregoing.

      1.2   "Affiliate" shall mean:

                  (a) any individual who or Entity that, in whatever country organized or resident, directly or indirectly through one or more intermediaries, is controlled by, or is under common control with, or controls, a Party or Entity; or

                  (b) any Entity in which any individual or Entity recited in the preceding sub-paragraph (a) directly or indirectly through one or more intermediaries has at least a forty percent (40%) ownership or voting rights interest (whether through stock ownership, stock power, voting proxy, or otherwise).

      1.3 "Claim" shall mean (i) a claim of an issued and unexpired Licensed Patent which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, which decision is unappealable or unappealable within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable though reissue or disclaimer or otherwise, and (ii) a claim of a pending patent application which claim was filed and is being prosecuted in good faith and has not been abandoned or finally disallowed without the possibility of appeal or refiling of the application.

      1.4 "Cytomedix" means Cytomedix, Inc., its parent companies or subsidiaries (whether foreign or domestic), or any other Entity in which Cytomedix, Inc. (a) directly or indirectly owns 50% or more of the capital, assets, voting securities, partnership or other ownership interest, or (b) has the power to direct or cause the direction of, either directly or indirectly, the management and policies of such entity, whether through ownership of voting securities, interlocking management, contract, or otherwise.

      1.5   "Distributor" means an entity which contracts with Harvest to either
            a) provide promotion, sales and distribution services of Harvest Branded Royalty-Bearing Products, or b) buy Royalty-Bearing Products from Harvest or one of its Affiliates for resale under a Harvest Brand.

      1.6 "Disposable Product(s)" shall mean equipment or products that are intended to be used only one time (and specifically excluding all [**]) which (A) are Harvest Branded or purchased from Harvest or one of its Affiliates for resale under a Harvest Brand and (B) are covered by a Claim of one or more Licensed Patents (or the manufacture, sale, offer for sale, or use of which infringe a Claim of one or more Licensed Patents, whether based on direct or contributory infringement, inducement to infringe or any other theory). Further, irrespective of Licensee's marketing or promotional activities, the items listed in Exhibit B and all successor equipment and products that are improvements to such scheduled equipment and products will be considered Disposable Products.



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

      1.7 "Earned Royalty" shall mean royalties payable under this Agreement on Hardware Products or Disposable Products (as the case may be) actually Sold by Harvest or its Affiliates or approved sublicensees to third parties and as to which Harvest recognizes such Sale(s) as revenue pursuant to Generally Accepted Account Principles ("GAAP"). Earned Royalty does not apply to Hardware Products or Disposable Products which are not Sold but are provided on loan, as free or at no cost, as no-cost replacement items for warranty or other purposes, for demonstration purposes, for training, education or clinical trial purposes, or to any academic institution in connection with not-for-profit research or teaching.

      1.8 "Entity" shall mean any corporation, firm, partnership, proprietorship, or other form of business organization.

      1.9 "Gross Price" shall mean, with respect to a Royalty-Bearing Product, the unit price, without deduction, actually invoiced by Harvest or its Affiliates for the Sale of such Royalty-Bearing Product, without inclusion of sales, value added or other excise taxes paid or payable or freight charges.

      1.10 "Hardware Product(s)" shall mean equipment or products that are intended to be used multiple times (and specifically excluding all Disposable Products and all [**]) which (i) are Harvest Branded or purchased from Harvest or one of its Affiliates for resale under a Harvest Brand and (ii) are covered by a Claim of one or more Licensed Patents (or the manufacture, sale, offer for sale, or use of which infringe a Claim of one or more Licensed Patents, whether based on direct or contributory infringement, inducement to infringe or any other theory). Further, irrespective of Licensee's marketing or promotional activities, the items listed in Exhibit C and all successor equipment and products that are improvements to such scheduled equipment and products will be considered Hardware Products.

      1.11 "Harvest Brand" shall mean any trademark, trade name or brand name owned or licensed by Harvest or any of its Affiliates. "Harvest Branded" shall mean having a Harvest Brand.

      1.12 "Licensee" shall mean each of Harvest and its Affiliates, Distributors and customers/end-users of Licensed Products, as well as any direct or indirect authorized sub-licensee of Harvest under the rights herein granted, as applicable.

      1.13  "Licensed Fields" means any and all fields of use.

      1.14 "Licensed Patents" means the patents and patent applications listed in Exhibit A and any related patent application (including, without limitation, any continuation, continued prosecution, continuation-in-part, divisional, foreign counterpart or substitution thereof) and any patent (including, without limitation, any reissue or reexamination thereof), in any country granted from, or claiming priority to, or for the benefit of any of the aforementioned patent applications or patents, as well as rights in any third-party patent acquired as a result of an interference action involving any of the foregoing.



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

      1.15 "Licensed Products" shall mean the Royalty-Bearing Products and the [**].

      1.16  "Licensed Territories" means the entire world.

      1.17 "Net Sales" shall mean, with respect to Hardware Products and Disposable Products, the Gross Price of the Hardware Products or Disposable Products (as the case may be) multiplied by the quantity of Hardware Products or Disposable Products (as the case may be) Sold by Harvest or its Affiliates in the Territory (the "Gross Sales") less the following: (i) direct selling costs, which shall include without limitation, trade and quantity discounts actually allowed and taken; sales salaries and commissions directly attributable to Royalty-Bearing Products; fees paid to distributors, wholesalers, selling agents and/or group purchasing organizations with respect to Royalty-Bearing Products; and marketing costs, educational studies, and trade show costs related to the promotion of Royalty-Bearing Products and (ii) amounts repaid or credited by reason of purchase chargebacks, rebates (including, without limitation, rebates in kind), rejections, defects or returns. All of the deductions for direct selling costs in subclause (i) above shall be deemed to be an amount equal to thirty percent (30%) of the Gross Sales.

      1.18 "Quarter" shall mean the respective three-month accounting periods ending in March, June, September and December of any year.

      1.19 "Royalty-Bearing Products" shall mean Hardware Product(s) and Disposable Product(s) only.

      1.20  [**]

      1.21 "Royalty Year" shall mean the one-year period beginning on July 1, 2005 and ending on June 30, 2006, and each one-year period thereafter; provided that the fourth (and final) Royalty Year shall be deemed to end on November 24, 2009.

      1.22 "Sale", "Sold" and/or "Sell" shall mean the sale, transfer or disposition of a Royalty-Bearing Product to a third party (whether an end-user, distributor, wholesaler or otherwise), whether by Harvest or its Affiliates, but shall not include (i) the transfer or disposition of free samples of the Royalty-Bearing Products, (ii) charitable donations of Royalty-Bearing Products (including, without limitation, compassionate use), (iii) the transfer or disposition of Royalty-Bearing Products for no monetary consideration for use in clinical trials or for other research testing purposes, and (iv) the sale, transfer or disposition of Royalty-Bearing Products between Harvest and/or its Affiliates.



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

2.    Settlements.

      2.1 The parties agree that within two (2) business days after the execution of this Agreement, they will execute, through attorneys of record, and cause to be filed with the United States District Court for Massachusetts, a stipulated dismissal, with prejudice, of the Massachusetts Action. This Agreement shall be of no force and effect unless and until the Massachusetts Action is dismissed with prejudice. This Agreement shall only become enforceable according to its terms upon entry in the Massachusetts Action of the Stipulated Dismissal, the form of which is attached hereto as Exhibit E (hereinafter, the "Stipulated Dismissal"). In the event the Massachusetts Action is not so dismissed, this Agreement will become null and void, but Section 6.1 shall survive.

3.    License Grant/Covenant Not to Sue/Releases.

      3.1 License Grant. Licensor hereby grants to Licensees a non-exclusive license under the Licensed Patents to make, have made, use, import, sell, promote, market, or offer for sale Licensed Products in the Licensed Fields throughout the Licensed Territories. This grant includes without limitation the right for Harvest to grant sublicenses to Distributors and Affiliates, either directly or through one or more intermediaries, and, with the prior written consent of Cytomedix (which shall not be unreasonably withheld) to other sublicensees. This grant also includes without limitation the right for any customers (ultimate or in privity or otherwise) of any Licensee or sublicensee to use import, market, offer for sale, and/or sell (for further use or resale) Licensed Products subject to this Agreement without payment of any additional royalty or amount to Cytomedix, including, but not limited to, the products listed in Exhibits B, C and D. The license grant "runs with the Licensed Product" and the Licensed Patents shall be exhausted with respect to every Licensed Product as to which the required royalty hereunder is paid.

      3.2 Grant of Immunity. Cytomedix (for itself and on behalf of its predecessors, successors, assigns, and each of its and their respective Affiliates and sublicensees, officers, directors, employees and agents) (collectively, the "Cytomedix Parties") hereby irrevocably grants immunity to the Licensees, their respective predecessors, successors and assigns, and its and their respective Affiliates, sublicensees, officers, directors, employees, agents, shareholders, partners, representatives, and all other persons acting by or on its or their behalf) (collectively, the "Harvest Releasees") against any and all actions for or claims of infringement (whether based on a direct or contributory infringement, inducement to infringe, or other theory) relating to the Licensed Products, whether Sold or otherwise disposed of prior to or after the Effective Date of this Agreement.



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

      3.3 Cytomedix Release. The Cytomedix Parties hereby immediately, irrevocably, unconditionally and fully releases and forever discharges the Harvest Releasees of and from any claims that any of the Cytomedix Parties have ever had or may now have, whether known or unknown, against the Harvest Releasees related to the claims, counterclaims and affirmative defenses that were or could have been asserted in or in connection with the Massachusetts Action. This release shall extend to the customers and end-users of the Licensed Products as to any claims that any of the Cytomedix Parties has ever had against them based on their use of a Licensed Product.

      3.4 Harvest Release. Harvest (for itself and on behalf of its predecessors, successors, assigns, and each of its and their respective Affiliates, sublicensees, officers, directors, employees and agents) (collectively, the "Harvest Parties") hereby immediately, irrevocably, unconditionally and fully releases and forever discharges Cytomedix (and its predecessors, successors and assigns, and its and their respective Affiliates, sublicensees, officers, directors, employees, agents, shareholders, partners, representatives, and all other persons acting by or on its or their behalf) (collectively, the "Cytomedix Releasees"), of and from any claims that any of the Harvest Parties has ever had or may now have, whether known or unknown, against the Cytomedix Releasees related to the claims, counterclaims and affirmative defenses that were or could have been asserted in or in connection with the Massachusetts Action. Except as it may otherwise be compelled by a court of competent jurisdiction, or in connection with a valid subpoena, Harvest (for itself and on behalf of the Harvest Parties) further agrees not to challenge, cause to be challenged, or assist others to challenge, directly or indirectly, the validity and/or enforceability of the Licensed Patents in any court or other tribunal or agency, including, without limitation, the United States Patent and Trademark Office. In the event Harvest is served with a subpoena, agency directive, or court order compelling it to testify or provide documents or other information related to the Licensed Patents or this Agreement, Harvest shall promptly notify Cytomedix of any such request pursuant to the notice provisions set forth in
            Section 11.1 of this Agreement so as to allow Cytomedix to, at its cost and expense, seek a protective order, file a motion to quash, or seek other appropriate relief on behalf of the relevant Harvest Party or Harvest Affiliate or Harvest Distributor or Harvest customer.

      3.5 Covenant Not to Sue. Cytomedix (for itself and on behalf of its predecessors, successors and assigns, and each of its and their respective Affiliates and sublicensees) covenants not to file or to continue to prosecute any claim or cause of action against the Harvest Releasees, claiming that the Harvest Releasees making, having made, using, importing, selling, promoting, marketing and/or offering for sale any Licensed Product infringes (i) any Claim of one or more Licensed Patents or (ii) any claim of the 558 Patent, provided, however, that Harvest, its Affiliates and authorized sublicensees have not used assays to optimize patient treatment on an end-user - by - end-user basis, have not instructed Distributors or end-users on the use of assays in connection with Licensed Products, and have not manufactured, sold, or offered for sale any assay for use in connection with the Licensed Products, in each case, whether based on direct or contributory infringement, inducement to infringe or any other theory.

      3.6 No Implied Licenses. No other rights or licenses not expressly granted herein with respect to the Licensed Patents or any other intellectual property owned or controlled by Licensor are granted or shall be deemed granted to Licensee or any other person.

      3.7 Taxes and Authorizations. Licensee shall be solely responsible for the payment and discharge of any taxes, duties, or withholdings relating to any transaction in connection with the manufacture, use, sale, or other commercialization of any Royalty-Bearing Product. Licensee shall, at its own expense, be responsible for applying for and obtaining any approvals, authorizations, or validations relative to this Agreement under the appropriate federal, state, or local laws.

4.    Payment and Payment Terms.

      4.1 Lump-Sum Payment. On the later of (a) June 28, 2005 and (b) the first business day after the entry of the order dismissing, with prejudice, the Massachusetts Action, Harvest shall by wire-transfer deliver Five Hundred Thousand Dollars ($500,000) to Cytomedix's account in accordance with the prior written instructions of Cytomedix.

      4.2 Royalty Payments; Minimum Royalty. Harvest shall pay to Cytomedix a royalty on Licensed Products Sold by Harvest, its Affiliates and authorized sublicensees in the following amounts:

            4.2.1 Earned Royalty on Hardware Products. With respect to Hardware
                  Products, an Earned Royalty of one and one-half percent (1.5%) of the Net Sales of Hardware Products Sold for each country of the Territory in which the Hardware Products are covered by a Claim of one or more Licensed Patents (or the manufacture, sale, offer for sale, or use of which infringe a Claim of one or more Licensed Patents, whether based on direct or contributory infringement, inducement to infringe or any other theory), on a country-by-country basis, from June 30, 2005 until the expiration of the last to expire of such Licensed Patents in such country;

            4.2.2 Earned Royalty on Disposable Products. With respect to
                  Disposable Products, an Earned Royalty of seven and one-half percent (7.5%) of the Net Sales of Disposable Products Sold for each country of the Territory in which the Disposable Products are covered by a Claim of one or more Licensed Patents (or the manufacture, sale, offer for sale, or use of which infringe a Claim of one or more Licensed Patents, whether based on direct or contributory infringement, inducement to infringe or any other theory), on a country-by-country basis, from June 30, 2005 until the expiration of the last to expire of such Licensed Patents in such country; and



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

            4.2.3 [**]

            With respect to Sections 4.2.1 and 4.2.2, in each of the first, second, third and fourth Royalty Years, Harvest shall pay to Cytomedix a minimum annual royalty (in each case, the "Applicable Minimum Royalty") which shall be computed, for each such Royalty Year, as follows: the sum of (A) Thirty-Seven Thousand Five Hundred Dollars ($37,500) multiplied by the number of Quarters during which Harvest, its Affiliates and authorized sublicensees booked sales in the office market, and (B) Twelve Thousand Five Hundred ($12,500) multiplied by the number of Quarters during which Harvest, its Affiliates and authorized sublicensees booked sales in the hospital market. No payments shall be due with respect to the Sale of any Licensed Products after November 24, 2009 in the United States and, in each other country of the Licensed Territory, on a country-by-country basis, upon the expiration of the last to expire of the Licensed Patents in such country, at which time in each such country the licenses granted in this Agreement shall become fully paid-up and royalty free. For the avoidance of doubt, the foregoing shall be subject to the payment obligations provided herein in respect of Sales of Royalty-Bearing Products on or before November 24, 2009 in the United States and, in each other country of the Licensed Territory, on a country-by-country basis, through the expiration of the last to expire of the Licensed Patents in such country.

      4.3 Foreign Currency. Payments made under this Agreement shall be payable in United States dollars. Sales that have been invoiced in a Quarter in any currency other than United States dollars shall be converted into United States dollars using the exchange rate reported in The Wall Street Journal, East Coast Edition, for the last Business Day of such Quarter.

      4.4 No Royalty Stacking. Only one Earned Royalty shall be payable in respect to any given unit of a Royalty-Bearing Product, and no Earned Royalty shall be due under this Agreement with respect to any unit of a Royalty-Bearing Product for which a third party is obligated to pay a royalty to Licensor.

      4.5 Reports, Payments. Within two months after the end of each Quarter, Harvest shall furnish Licensor with a written report setting forth the Net Sales of Royalty-Bearing Products upon which an Earned Royalty is payable under this Section 4 during such Quarter and the computation of the Earned Royalties payable with respect thereto. Each report shall be accompanied (or preceded) by the amount due in U.S. Dollars. If the Earned Royalties on Royalty-Bearing Products in a given Royalty Year are not equal to or higher than the Applicable Minimum Royalty, Harvest shall include in the royalty payment due for the fourth Quarter of such Royalty Year an amount equal to the difference between (x) the Applicable Minimum Royalty and (y) the Earned Royalties on Royalty-Bearing Products as calculated under Sections 4.2.1 and 4.2.2 for such Royalty Year. Harvest may deduct from any payments made to Cytomedix any taxes required to be withheld by governmental agencies in respect to royalties payable to Licensor. Each report and any accompanying payment shall be sent to the address specified for the Licensor according to Section 11.1.



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

      4.6 Records. Harvest shall, and shall ensure that its Affiliates and approved sublicensees shall, keep accurate records in sufficient detail to enable Earned Royalties payable hereunder to be determined and shall, upon written notice by Licensor to Harvest, permit such records to be inspected (but only to the extent necessary to verify the amount of Earned Royalty payable hereunder or financial data provided to Cytomedix by Harvest before or after the Effective Date) once annually during normal business hours by a certified public accountant or firm of certified public accountants reasonably acceptable to Harvest and appointed by Licensor at Licensor's expense. The accountants making such inspection shall report to Licensor only the amount of Earned Royalty due and payable and shall sign an agreement with Harvest, in form and substance reasonably satisfactory to Harvest, agreeing to be bound by the provisions of
            Section 6.1 (confidentiality). Records inspected under this Section
            4.6 shall be retained until Licensor and Harvest have agreed upon the amount of Earned Royalty payable thereon; provided, however, that Harvest, its Affiliates and approved sublicensees shall not be required to retain any records longer than three (3) years after the end of the Quarter in which such records were prepared.

      4.7   Royalty-Bearing Product Dispute.

            4.7.1 In the event of any dispute between the Parties as to whether or not a product sold by Harvest, its Affiliates or an approved sublicensee is a Royalty-Bearing Product for which an Earned Royalty is due, Harvest shall have the right to submit the dispute to binding arbitration, as provided in Section 9 hereof. Harvest shall be entitled to withhold Earned Royalties in dispute during the pendency of such arbitration and for one
                  (1) month thereafter. During the pendency of the arbitration and the said one (1) month period, Harvest shall not be deemed in default of this Agreement for nonpayment of royalties.

            4.7.2 In the event the product in dispute is determined not to be a
                  Royalty-Bearing Product, Licensor shall pay to Harvest the costs, expenses, and fees paid by Harvest associated with such arbitration.

            4.7.3 In the event the product in dispute is determined to be a
                  Royalty-Bearing Product, in addition to paying any amount unpaid for past royalties, Harvest shall pay to Licensor the costs, expenses, and fees paid by Licensor associated with such arbitration.



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

      4.8 Harvest Right to Inspect. In order to confirm whether grants of other licenses after the Effective Date of this Agreement to the Licensed Patents contain a more favorable Hardware Product royalty rate or a more favorable Disposable Product royalty rate, Harvest or its duly authorized agent shall be permitted, at its own expense, to inspect records of Cytomedix reflecting license royalty rates payable by medical device manufacturers in respect of the Licensed Patents and to make copies of or extracts from such records during regular business hours throughout the term of this Agreement and for a reasonable period of not less than three (3) years thereafter. Cytomedix shall not redact the financial terms of any such records and such other terms as are reasonably necessary to interpret the financial terms. Records which are inspected by Harvest shall be governed by the confidentiality provisions of Section 6.

5.    Most Favored Licensee.

      5.1 Most Favored Licensee. If, after the Effective Date of this Agreement, Licensor enters into a license agreement with any for-profit Entity (other than those providing direct medical care) that manufactures, markets or sells medical devices involving any Licensed Patent ("Other License"), then Licensor will, within one
            (1) month after the effective date of the Other License agreement or this Agreement (whichever is later), provide Harvest with a confidential copy of the Other License agreement for review by Harvest's officers and directors, attorneys, and financial advisors only. Harvest shall, at its option, be entitled at any time during the life of any said Other License to substitute, effective as of the effective date of the Other License, the royalty rate (and terms and conditions related thereto) of said Other License agreement for the royalty rate (and terms and conditions related thereto) of this Agreement. The Parties shall cooperate in good faith in promptly making any refund or payment adjustment required in the event terms or conditions of an Other License agreement are substituted pursuant to this Section.

6.    Confidentiality.

      6.1 Confidentiality. The Parties agree to keep confidential any information exchanged between the Parties that is designated or agreed to be held as confidential and shall not disclose them without the express written permission of the other Party, except in response to a court order (for which the other Party shall be provided reasonable advance notice), in any action concerning the enforcement of this Agreement, as otherwise permitted or required by the terms of this Agreement, or as otherwise required by law (including, without limitation, Cytomedix's obligations in connection with its requirements under federal or state securities laws). If any Party is required to disclose confidential information of the other Party by law or legal process, such Party shall provide prior notice of such intended disclosure to such other Party if possible under the circumstances and shall disclose only such confidential information of such other Party as is required to be disclosed. The Parties acknowledge that Cytomedix intends to disclose the entirety of this Agreement in a public filing with the Securities and Exchange Commission.



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

      6.2 Press Release. Each Party may state, in whole or in part, only the following with respect to the other Party, this Agreement, and the Massachusetts Action (the exact words need not be used, provided the substance is the same): "(1) The Parties have resolved the dispute related to the litigation to their mutual satisfaction, (2) the lawsuit has been dismissed, and/or (3) a license has been granted as part of the settlement."

      6.3 Notwithstanding Sections 6.1 and 6.2 of this Agreement, in the event any third party, Harvest agent, Harvest Distributor or customer (the "Inquiring Party") inquires whether its use of any product sold by Harvest (including, without limitation, the products set forth in Exhibits B and C) is covered by or infringes any Licensed Patent, Harvest may disclose this Agreement to the Inquiring Party only, provided that the Inquiring Party has agreed in writing to maintain the confidentiality of this Agreement and its terms. Notwithstanding Sections 6.1, 6.2, and the preceding provisions of this Section 6.3, Harvest may state to its customers and Distributors that it is licensed under one or more of the Licensed Patents and that such customer or Distributor shall have no royalty obligation to Harvest or Licensor, without requiring a confidentiality agreement between the customer or Distributor and Harvest.

7.    Subsequent Review.

      7.1 On a country-by-country basis, Harvest shall be entitled to discontinue any Earned Royalty payments under Section 4.2 of this Agreement with respect to a Licensed Product immediately upon the occurrence of the following with respect to all Claims of Licensed Patents covering such Licensed Product:

            7.1.1 in any reexamination, reissue or court proceeding of the
                  Licensed Patent applicable to that country or foreign territory, entry of a judgment, order, decree or decision to the effect that: (A) all of the Claims of such Licensed Patent covering such Licensed Product are invalid or otherwise unenforceable, or; (B) the use of human platelet releasate (or the manufacture, sale, offer for sale, or use of products substantially equivalent to the Royalty-Bearing Products) to facilitate healing of human wounds or human tissue infringes none of the Claims of such Licensed Patent, or

            7.1.2 Licensor expressly and in writing disclaims or abandons any independent Claim of such Licensed Patent applicable to that country or foreign territory, or

            7.1.3 Claims in any Licensed Patent applicable to that country or foreign territory are disallowed or so substantially narrowed in any reexamination proceeding, such that the Royalty-Bearing Products would be rendered non-infringing.

      7.2 In the event Licensor obtains reversal of any adverse determination in Section 7.1.1 or 7.1.3 hereof that enabled Harvest to discontinue any Earned Royalty payments, then Harvest shall resume Earned Royalty payments affected thereby, and pay Licensor any Earned Royalties that accrued between suspension and resumption of Earned Royalty payments. Under no circumstances shall Harvest's obligation to Licensor to make Earned Royalty payments extend beyond November 24, 2009.

8.    Representations and Warranties.

      8.1 Authorization. Each Party hereby represents and warrants that it (a) has the power and authority and the legal right to enter into this Agreement on behalf of itself and its Affiliates and to perform its obligations hereunder, and (b) has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against such Party in accordance with its terms.

      8.2 Limitation of Warranties. Nothing in this Agreement shall be construed as: (a) a warranty or representation by Cytomedix as to the validity or scope of any Licensed Patents; (b) a warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patent or from suits by third parties for infringement of patent; (c) except as otherwise provided in Section 6 herein, conferring the right to use in advertising, publicity or otherwise any trademark, trade name, or names, or any contraction, abbreviation, simulation or adaptation thereof, of either Party; or
            (d) an obligation to furnish any know-how associated with the Licensed Patents.

      8.3 Ownership and Right to Grant License. Cytomedix herein represents, covenants, and warrants that it is co-owner of the entire right, title, and interest in the Licensed Patents with the University of Minnesota. The University of Minnesota has exclusively licensed to Cytomedix all substantial rights to the Licensed Patents and has retained a non-exclusive perpetual license to the Licensed Patents solely in connection with not-for-profit research and teaching. Cytomedix further warrants that no existing prior agreement or assignment presently conflicts in any manner with this Agreement or otherwise prevents Cytomedix from fulfilling all of its obligations under this Agreement. Cytomedix further covenants, warrants and represents that it has the sole right to grant licenses to the Licensed Patents.

      8.4 Disclaimer. Each Party makes no representations other than those expressly set forth in this Section 8. Each Party expressly disclaims all other representations, warranties and conditions, express, implied, statutory, or otherwise, regarding the Licensed Patents, including without limitation, any warranty of merchantability, fitness for a particular purpose, or non-infringement.

      8.5 Complete List of Patents. Licensor represents and warrants that Exhibit A sets forth all patents and applications for patent that are owned by, controlled by, or licensed to Licensor as of the Effective Date that relate to compositions containing platelets and/or platelet releasate (which includes, but is not limited to, platelet concentrate or platelet rich plasma) to facilitate the healing of wounds or other damaged tissue, excluding, however, United States Patent Nos. 5,470,831, 5,599,558, 5,776,892,
            6,303,112, 6,524,568 and European Patent No. 05633329 and any
            related patent application (including, without limitation, any continuation, continued prosecution, continuation-in-part, divisional, foreign counterpart or substitution thereof) and any patent (including, without limitation, any reissue or reexamination thereof), in any country granted from, or claiming priority to, or for the benefit of any of the aforementioned patent applications or patents, as well as rights in any third-party patent acquired as a result of an interference action involving any of the foregoing.

      8.6 Representation regarding Licensed Products and Related Financial Data. Harvest represents that (a) all products currently marketed or promoted by Harvest that constitute Disposable Products are included on Exhibit B, (b) all products currently marketed or promoted by Harvest that constitute Hardware Products are included on Exhibit C,
            (c) all products currently marketed or promoted by Harvest that constitute [**] are included on Exhibit D, and (d) all financial data regarding sales of Licensed Products provided to Cytomedix before or after the Effective Date are and shall be true and accurate representations of such data in all material respects as reflected on Harvest's financial statements.

9.    Disputes and Dispute Resolution.

      9.1 Except as specified elsewhere in the Agreement, any dispute arising out of or relating to the formation or performance of this Agreement (including, without limitation, the breach, termination, or validity of this Agreement, or the determination of whether a product is a Royalty-Bearing Product or a [**]) which has not been resolved by good faith negotiation between representatives of Harvest and Licensor who have authority to fully and finally resolve the dispute within thirty (30) days after the delivery of a dispute notice by one Party to the other, shall be finally resolved by binding arbitration by three arbitrators in accordance with the American Arbitration Association ("AAA") Commercial Arbitration Rules then currently in effect (the "Rules"); provided, however, that if one Party fails to participate in the negotiation as agreed herein, the other Party can commence binding arbitration prior to the expiration of the time period set forth above. The three arbitrators' award shall be binding on the Parties. One arbitrator shall be selected by each Party. The third arbitrator shall be chosen by agreement of the Parties. If, within thirty (30) days after a Party notifies the other that arbitration must be commenced, either Party has not selected its arbitrator or if the Parties fail within such time to agree upon the third arbitrator, such arbitrator(s) shall be appointed by AAA in accordance with its Rules. The arbitrators shall have no jurisdiction or authority to award treble, punitive or exemplary damages against either Party. The prevailing Party in any arbitration hereunder shall be awarded its reasonable attorneys fees and costs in addition to any other relief to which it may be entitled under this Agreement, but such attorney fees and costs shall not exceed fifty percent (50%) of the amount in dispute. The binding arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. ss.ss.1-16, and judgment upon the award rendered by the arbitrators, or a majority thereof, may be entered by any court having jurisdiction thereof. If a Party is forced into court to enforce an arbitration award, it shall be entitled to recover its reasonable attorney fees and costs. In any arbitration, the parties shall be entitled following initiation of the action to the same discovery that they would be allowed under the Federal Rules of Civil Procedure; provided, however, that the parties shall cooperate in good faith to cause such discovery to be completed within ninety
            (90) days following initiation of the arbitration action.

      9.2 Damages. Harvest and Licensor each agree to waive any right to receive treble, punitive, consequential, special or indirect damages relating in any way to this Agreement.

10.   Termination.

      10.1 Expiration/Termination. If this Agreement is not terminated sooner as provided for herein, it shall expire upon the expiration of the last Claim to expire of the Licensed Patents.

      10.2 Termination Upon Default. Upon material default by any Party in the performance of any material obligation hereunder to be performed by such Party, the Party aggrieved by such default shall give notice in writing to the Party in default specifying the thing or matter in default. Unless such default be cured within two (2) months following the giving of such notice (or if such cure cannot be completed within such two (2) month period, if the cure thereof be not undertaken promptly upon receipt of such notice, and diligently pursued thereafter), then the Party giving such notice may give further written notice to the Party in default terminating this Agreement; in such event, this Agreement shall terminate on the date specified in such further notice, which date shall be no earlier then one (1) month from the date of such further notice.

      10.3 Prior Obligations and Liability; Non-waiver. No expiration or termination of this Agreement shall relieve any Party of any obligation accrued prior to the date of expiration or termination or relieve a Party in default from liability for damages for breach of this Agreement.

      10.4 Survival. Upon expiration of this Agreement, Sections 3.2, 3.3, 3.4, 3.5, 4.4, 4.5, 4.6, 4.7, 4.8, 5, 6, 9, 10, 11 and the last two sentences of Section 4.2 shall survive indefinitely. Upon termination of this Agreement, Sections 3.3, 4.5, 4.6, 4.7, 4.8, 5, 6, 9, 10, 11 and the first sentence of Section 3.4 shall survive indefinitely.

11.   Miscellaneous.

      11.1 Notices. Any consent, notice or report required or permitted to be given or made under this License Agreement by one of the Parties hereto to the other Party shall be in writing and delivered to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor. Said notice shall be deemed to have been given on the date of its receipt by the addressee.

            If to Harvest:      Harvest Technologies Corporation
                                40 Grissom Road
                                Plymouth, Massachusetts  02360
                                Attention:  President

                                With a copy which shall not constitute notice to

                                Wilmer Cutler Pickering Hale and Dorr
                                60 State Street
                                Boston, Massachusetts  02109
                                Attn:  John J. Regan

            If to Cytomedix:    Cytomedix, Inc.
                                416 Hungerford Drive, Suite 330
                                Rockville, Maryland  20850
                                Attention:  Chief Executive Officer

                                With a copy which shall not constitute notice to

                                Robert F. Coleman & Associates
                                77 West Wacker Drive, Suite 4800
                                Chicago, Illinois 60601
                                Attn:  Steven R. Jakubowski


      11.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Massachusetts without regard to the conflicts of law principles thereof.

      11.3 Assignment. This Agreement and any of the rights and obligations thereof are fully assignable by both Parties.

             11.3.1 In the event of an assignment by Harvest (whether by operation of law, merger, acquisition or change of control) (an "Assignment"), Sections 3.2, 3.3 and 3.5 shall not apply to past, present, or future actions for or claims of infringement against any of the Assignee Parties in respect of an unlicensed product that infringes any Claim of one or more Licensed Patents (whether based on direct or contributory infringement, inducement to infringe or any other theory). Further,
                       Section 3.4 shall not apply to the Assignee Parties. "Assignee Parties" shall mean the assignee, and its predecessors, successors and assigns, and its and their respective Affiliates, sublicensees, officers, directors, employees, agents, shareholders, partners, representatives, and all other persons acting by or on its or their behalf.

             11.3.2 In the event (i) an Assignment occurs, and (ii) the assignee or one of its Affiliates has an agreement with Cytomedix granting a license to one or more of the Licensed Patents (the "Assignee License Agreement"), Cytomedix hereby agrees that the Assignee shall not be in breach of the Assignee License Agreement or this Agreement so long as it complies, on a licensed product-by-licensed product basis, with the terms and conditions of the Assignee License Agreement or the terms and conditions of this Agreement. The assignee shall not be considered to have failed to comply with respect to a particular product under the Assignee License Agreement or this Agreement on the basis of the field of use so long as assignee (1) makes a good faith judgment either on an invoice-by-invoice basis or by reasonable means (such as allocation) as to which agreement covers particular sales of a particular product and (2) pays the royalty due under the agreement it has determined in good faith to cover the particular sales of the particular product. For the avoidance of doubt, if assignee determines in good faith that both agreements cover particular sales of a particular product, it may select to pay the royalty under either agreement. For the further avoidance of doubt, only one royalty shall be payable in respect of the sale of a given unit of a particular product.

      11.4 Force Majeure. No Party shall be considered in default or be liable for any delay in performance or for any non-performance caused by circumstances beyond the reasonable control of such Party, including but not limited to acts of God, explosion, fire, flood, accident, strike or other labor disturbance, war (whether declared or not), sabotage, order or decree of any court or action of any governmental authority, or other causes, whether similar or dissimilar to those specified, that cannot reasonably be controlled by the Party who failed to perform.

      11.5 Waiver. Failure by any Party to insist upon strict compliance with any of the terms, covenants, or conditions of this Agreement shall not be deemed a continuing waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power herein at any time be deemed a waiver or relinquishment of the same or any other right or power, whether or not similar. Waiver of a breach hereunder may be effected only by a writing signed by the waiving Party and such waiver shall not constitute a waiver of any other breach not specified in said writing. The Parties hereby acknowledge that they have been advised by legal counsel and are familiar with Section 1542 of the California Civil Code, which provides as follows:

            A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR

            The Parties acknowledge in that connection that they may have sustained damage, loss, cost or expense that are presently unknown and unsuspected, and that such damage, loss, cost or expense as may have been sustained may give rise to additional damage, loss, cost or expense in the future. Nevertheless, the Parties acknowledge that this Agreement has been negotiated and agreed upon in light of this situation and expressly waive any and all rights which they may have under Section 1542 of the California Civil Code, or any other state or federal statute or common law principle of similar effect.

      11.6 Entire Agreement. This Agreement and its Exhibits explicitly referenced herein embody the entire agreement between the parties and supersede any prior representations, understandings and agreements between the parties regarding the subject matter hereof. There are no representations, understandings or agreements, oral or written, between the parties regarding the subject matter hereof that are not fully expressed herein.

      11.7 Severability. The parties agree that if any part, term, or provision of this Agreement shall be found illegal or in conflict with any valid controlling law, the validity of the remaining provisions shall not be affected thereby.

      11.8 Independence of the Parties. This Agreement shall not constitute the designation of any Party as the representative or agent of the other, nor shall any Party by this Agreement have the right or authority to make any promise, guarantee, warranty, or representation, or to assume, create, or incur any liability or other obligation of any kind, express or implied against or in the name of, or on behalf of, the other, except or implied, against or in the name of, or on behalf of, the other, except as expressly provided herein.

      11.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures transmitted by telefax shall have the same import and effect as if originally delivered.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date indicated below.

CYTOMEDIX, INC.                                    HARVEST, INC.

By: /s/ Kshitij Mohan                              By: /s/ Gary Tureski
    ------------------------                           ------------------
    Kshitij Mohan, Ph.D, CEO                           Gary Tureski, President
    Date:  May 23, 2005                                Date:  May 23, 2005

                                    EXHIBIT A

U.S. Patent No. 5,165,938 entitled "Wound Healing Agents," issued 11/24/92

Australia Patent No. 596, 954 entitled "Wound Healing Agents," issued 11/8/85

Canada Patent No. 1,261,259 entitled "Wound Healing Agents" issued 9/26/89

Europe Patent No. 202,298 entitled "Wound Healing Agents," issued 7/15/92 (validated in Belgium, France, Germany, Great Britain, Netherlands, and Sweden)

Israel Patent No. 77,096 entitled "Wound Healing Agents," issued 11/19/85

Ireland Patent No. 57,894 entitled "Wound Healing Agents," issued 5/5/93

Japan Patent No. 1,986,949 entitled "Wound Healing Agents," issued 3/8/95

                                    EXHIBIT B

Schedule of Disposable Products
--------------------------------
APC-120
--------------------------------
APC-120i
--------------------------------
APC-20
--------------------------------
APC-20i
--------------------------------
APC-60
--------------------------------
APC-60i
--------------------------------
PRP-1
--------------------------------
PRP-2
--------------------------------
PRP-20
--------------------------------
LK/2
--------------------------------
SK/S
--------------------------------

                                    EXHIBIT C

Schedule of Hardware Products
--------------------------------
SMP-1000-115
--------------------------------
SMP2-115
--------------------------------
BW-20
--------------------------------
PDR-1
--------------------------------
PDR-2
--------------------------------
BW-60
--------------------------------
PDR-20
--------------------------------
Carts
--------------------------------

                                    EXHIBIT D

Schedule of [**]
--------------------------------
[**]
--------------------------------
[**]
--------------------------------
[**]
--------------------------------
[**]
--------------------------------

                                    EXHIBIT E

                          UNITED STATES DISTRICT COURT
                            DISTRICT OF MASSACHUSETTS


------------------------------------------------

HARVEST TECHNOLOGIES CORPORATION,                   Civil Action No. 02-12077PBS
                                  Plaintiff,
v.

CYTOMEDIX, INC.,
                                  Defendant.

------------------------------------------------

                       STIPULATED DISMISSAL WITH PREJUDICE

      The parties have agreed to settle the above-captioned matter and jointly request entry of this Stipulated Dismissal With Prejudice. It is, therefore

      ORDERED, ADJUDGED, AND DECREED as follows:

      1. The above-captioned action is hereby dismissed, with prejudice, in its entirety.

      2.    Each party shall bear its own costs and attorneys' fees.


Date:                            , 2005
     ----------------------------          -------------------------------------
                                           UNITED STATES DISTRICT  COURT JUDGE

      The Parties hereto, through counsel, consent to entry of the above Stipulated Dismissal With Prejudice.

HARVEST TECHNOLOGIES CORPORATION,        CYTOMEDIX, INC.

By its attorneys,                        By its attorneys,


-------------------------------------    -------------------------------------
John J. Regan, Esq. (BBO #415120)        Stephen Schroer, Esq.
Shann Kerner, Esq. (BBO #564537)         John F. Flannery, Esq.
Louis W. Tompros, Esq. (BBO #657791)     Karl R. Fink, Esq.
WILMER CUTLER PICKERING                  Timothy P. Maloney, Esq.
         HALE AND DORR LLP               Rudy I. Kratz, Esq.
60 State Street                          FITCH, EVEN, TABIN & FLANNERY
Boston, Massachusetts  02109             120 South LaSalle Street, Suite 1600
Telephone:  (617) 526-6000               Chicago, Illinois  60603-3406
Facsimile:  (617) 526-5000               Telephone:  (312) 577-7000
                                         Facsimile:  (312) 577-7007

Nicholas Mesiti, Esq. (BRN-102,192)      Steven M. Bauer, Esq. (BBO# 542531)
Lee Palmateer, Esq. (BRN-509,188)        Kimberly A. Mottley, Esq. (BBO# 651190)
HESLIN, ROTHENBERG                       PROSKAUER ROSE LLP
         FARLEY & MESITI P.C.            One International Place, 14th Floor
5 Columbia Circle                        Boston, Massachusetts  02110
Albany, New York  12203-5160             Telephone:  (617) 526-9600
Telephone:  (518) 452-5600               Facsimile:  (617) 526-9899
Facsimile:  (518) 452-5579

John C. Ottenberg, Esq.                  Robert F. Coleman, Esq.
Ottenberg & Dunkless LLP                 Steven R. Jakubowski, Esq.
101 Arch Street, 9th Floor               ROBERT F. COLEMAN & ASSOCIATES
Boston, Massachusetts  02110             77 West Wacker Drive, Suite 4800
Telephone:  (617) 342-8600               Chicago, Illinois  60601
Facsimile:  (617) 342-7525               Telephone:  (312) 444-1000
                                         Facsimile:  (312) 444-1028



Dated:  May _____, 2005